CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2010, relating to our audit of the financial statements of Securitas Edgar Filings, Inc. as of December 31, 2009 and 2008 appearing in the prospectus, which is a part of such Registration Statement.

Paritz & Company, P.A.

Hackensack, New Jersey

June 25, 2010